Press Release
TechnipFMC Announces Third Quarter 2023 Results

•Subsea inbound orders of $1.8 billion in the quarter; Subsea backlog of $12.1 billion
•Cash flow from operations of $222 million; free cash flow of $178 million
•Operating results for both segments now expected above midpoint of full-year guidance
•Subsea inbound over the next five quarters to approach $11 billion

NEWCASTLE & HOUSTON, October 26, 2023 — TechnipFMC plc (NYSE: FTI) (the “Company” or “TechnipFMC”) today reported third quarter 2023 results.
Summary Financial Results from Continuing Operations
Reconciliation of U.S. GAAP to non-GAAP financial measures are provided in financial schedules.

	Three Months Ended			Change
(In millions, except per share amounts)	Sep. 30, 2023	Jun. 30, 2023	Sep. 30, 2022	Sequential	Year-over-Year
Revenue	$2,056.9	$1,972.2	$1,733.0	4.3%	18.7%
Income (loss)	$90.0	$(87.2)	$5.0	n/m	1,700.0%
Income (loss) margin	4.4%	(4.4%)	0.3%	n/m	410 bps
Diluted earnings (loss) per share	$0.20	$(0.20)	$0.01	n/m	1,900.0%

Adjusted EBITDA	$237.5	$205.9	$185.6	15.3%	28.0%
Adjusted EBITDA margin	11.5%	10.4%	10.7%	110 bps	80 bps
Adjusted income	$93.7	$44.0	$12.7	113.0%	637.8%
Adjusted diluted earnings per share	$0.21	$0.10	$0.03	110.0%	600.0%

Inbound orders	$2,145.1	$4,447.3	$1,850.0	(51.8%)	16.0%
Backlog	$13,230.7	$13,278.6	$8,841.0	(0.4%)	49.7%
n/m - not meaningful
Total Company revenue in the third quarter was $2,056.9 million. Income from continuing operations attributable to TechnipFMC was $90 million. These results included after-tax charges and credits totaling $3.7 million of expense, or $0.01 per share (Exhibit 6).
Adjusted income from continuing operations was $93.7 million, or $0.21 per diluted share (Exhibit 6).
Adjusted EBITDA, which excludes pre-tax charges and credits, was $237.5 million; adjusted EBITDA margin was 11.5 percent (Exhibit 8).
Included in total Company results was a foreign exchange loss of $46.4 million, or $39.1 million after-tax. When excluding the after-tax impact of foreign exchange of $39.1 million, income from continuing operations was $129.1 million. Adjusted EBITDA, excluding foreign exchange, was $283.9 million (Exhibit 8).

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Doug Pferdehirt, Chair and CEO of TechnipFMC, stated, “Subsea inbound orders in the quarter came in strong at $1.8 billion. Adjusted EBITDA improved sequentially for both Subsea and Surface Technologies, exceeding the guidance we provided on our second quarter call. This momentum is also driving our full-year expectations higher.”
Pferdehirt continued, “In Subsea, we received significant orders for flexible pipe in the period, including an award from Petrobras for the pre-salt fields in Brazil, and our largest-ever flexibles contract in the Gulf of Mexico for Woodside Energy’s Trion project. As both pioneer and market leader of flexible pipe, we have the unique ability to integrate this technology into our iEPCI™ offering, which greatly simplifies the field architecture. This enables a further reduction in project cycle time, improving economics and driving greater differentiation in our integrated offering.”
“Beyond the flexibles activity, we also experienced an exceptionally high level of unannounced project awards in the quarter, which speaks to the ongoing strength of the market. In Subsea Services, inbound was robust, driven by installation and life of field activities. Given the continued strength in our inbound, we are confident that Subsea orders will exceed $9 billion for the full year. And if we extend the view to include our current expectations for 2024, we now believe orders over the next five quarters will approach $11 billion.”
Pferdehirt added, “The durability of this cycle is driven by an expansion in the number of active basins and the number of operators participating in those regions. Additionally, activity is supported by a robust and strengthening FEED pipeline. This provides us with extended visibility and confidence that subsea opportunities will remain resilient beyond 2025, even before we consider new frontiers that are likely to present themselves in the second half of the decade.”
Pferdehirt concluded, “Our commercial and operational success continues to drive improved financial results. The upward revisions to our Subsea order outlook are fueled by high quality inbound, driven by iEPCI™, Subsea Services and other direct awards, which we now expect to represent more than 70 percent of segment orders in the current year. More importantly, these results are further strengthening the foundation for higher and more sustainable performance in the years ahead.”

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Operational and Financial Highlights

Subsea

Financial Highlights
Reconciliation of U.S. GAAP to non-GAAP financial measures are provided in financial schedules.

	Three Months Ended			Change
(In millions)	Sep. 30, 2023	Jun. 30, 2023	Sep. 30, 2022	Sequential	Year-over-Year
Revenue	$1,708.3	$1,618.4	$1,415.0	5.6%	20.7%
Operating profit	$177.7	$153.4	$105.0	15.8%	69.2%
Operating profit margin	10.4%	9.5%	7.4%	90 bps	300 bps
Adjusted EBITDA	$257.8	$233.8	$183.8	10.3%	40.3%
Adjusted EBITDA margin	15.1%	14.4%	13.0%	70 bps	210 bps

Inbound orders	$1,828.0	$4,114.5	$1,400.8	(55.6%)	30.5%
Backlog[1,2,3]	$12,073.6	$12,088.5	$7,603.2	(0.1%)	58.8%

Estimated Consolidated Backlog Scheduling (In millions)	Sep. 30, 2023
2023 (3 months)	$1,146
2024	$4,475
2025 and beyond	$6,453
Total	$12,074
[1] Backlog as of September 30, 2023 was decreased by a foreign exchange impact of $154 million.
[2] Backlog does not capture all revenue potential for Subsea Services.
[3] Backlog as of September 30, 2023 does not include total Company non-consolidated backlog of $322 million.

Subsea reported third quarter revenue of $1,708.3 million, an increase of 5.6 percent from the second quarter. The sequential improvement was driven by mid-single-digit revenue growth in both projects and services. The change in revenue was primarily driven by an increase in Norway and Brazil, partially offset by a decrease in West Africa.
Subsea reported an operating profit of $177.7 million, an increase of 15.8 percent from the second quarter. Sequential operating profit increased primarily due to higher volume and favorable activity mix.
Subsea reported adjusted EBITDA of $257.8 million. Adjusted EBITDA increased by 10.3 percent when compared to the second quarter. The factors impacting operating profit also drove the sequential increase in adjusted EBITDA. Adjusted EBITDA margin increased 70 basis points to 15.1 percent.

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Subsea inbound orders were $1.8 billion for the quarter. Book-to-bill was 1.1x. The following awards were announced and included in the period:
•TotalEnergies Girassol Life Extension Project (Angola)
Significant* contract awarded by TotalEnergies EP Angola and its Block 17 Partners to install flexible pipe and associated subsea structures for the Girassol Life Extension project (GIR LIFEX). The Company was previously awarded the engineering, procurement, and supply of subsea flowlines and connectors for GIR LIFEX last year.
*A “significant” contract is between $75 million and $250 million.
•Petrobras Flexible Pipe (Brazil)
Significant* contract to supply flexible pipe to Petrobras for the pre-salt fields offshore Brazil. The Company will design, engineer, and manufacture 14 kilometers of gas injection riser pipe. TechnipFMC will also supply associated services including packing and storage.
*A “significant” contract is between $75 million and $250 million.
•Woodside Energy Trion Project (Mexico)
Contract awarded by Woodside Energy to manufacture flexible pipe. The Company will supply infield flowlines and jumpers for the Trion project in deepwater Mexico.

The following awards were announced in the period and were included in prior quarter results:

•Equinor Rosebank Development (United Kingdom)
Large* integrated Engineering, Procurement, Construction, and Installation (iEPCI™) contract awarded by Equinor for its Rosebank project, west of the Shetland Isles in the United Kingdom. The contract covers the manufacture and installation of subsea production systems, flexible and rigid pipe, and umbilicals, as well as connection to the host facility. The project will use pre-qualified equipment, which will accelerate the delivery schedule. Umbilicals, rigid pipe, and the majority of the subsea production systems will be designed, engineered and manufactured in-country using TechnipFMC’s facilities and network of trusted local suppliers, then installed by TechnipFMC. Together, these activities will contribute significantly to value and job creation across the United Kingdom, which was an important factor in Equinor’s selection of the Company for this award. TechnipFMC has committed approximately $500 million of the total award to local value creation.
*A “large” contract is between $500 million and $1 billion. This award was included in inbound orders in the first quarter of 2023.
•Azule Energy Ndungu Project (Angola)
Significant* contract awarded by Azule Energy to supply flexible pipe for its Ndungu project, offshore Angola. The Ndungu project will tie into Block 15/06 West Hub, where TechnipFMC was recently awarded a substantial flexible pipe contract. Through this extension, the Company was able to provide an optimized solution that enables Azule to maintain schedule and achieve efficiencies.
*A “significant” contract is between $75 million and $250 million. This award was included in inbound orders in the second quarter of 2023.

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Surface Technologies

Financial Highlights
Reconciliation of U.S. GAAP to non-GAAP financial measures are provided in financial schedules.

	Three Months Ended			Change
(In millions)	Sep. 30, 2023	Jun. 30, 2023	Sep. 30, 2022	Sequential	Year-over-Year
Revenue	$348.6	$353.8	$318.0	(1.5%)	9.6%
Operating profit	$33.3	$25.7	$19.0	29.6%	75.3%
Operating profit margin	9.6%	7.3%	6.0%	230 bps	360 bps
Adjusted EBITDA	$49.9	$46.9	$40.8	6.4%	22.3%
Adjusted EBITDA margin	14.3%	13.3%	12.8%	100 bps	150 bps

Inbound orders	$317.1	$332.8	$449.2	(4.7%)	(29.4%)
Backlog	$1,157.1	$1,190.1	$1,237.8	(2.8%)	(6.5%)

Surface Technologies reported third quarter revenue of $348.6 million, a decrease of 1.5 percent from the second quarter. The modest decline was primarily driven by lower activity in North America, where revenue decreased 8 percent sequentially. The decline in North America was partially offset by higher international revenue, which increased 4 percent.
Surface Technologies reported operating profit of $33.3 million, an increase of 29.6 percent versus the second quarter, primarily driven by higher international profitability. International benefited from improved operational performance, particularly in the Middle East. North America operating profit was largely unchanged versus the prior quarter. Segment operating profit in the period also benefited from $4 million of lower restructuring and other charges.
Surface Technologies reported adjusted EBITDA of $49.9 million. Adjusted EBITDA increased 6.4 percent when compared to the second quarter. Adjusted EBITDA increased largely due to the improved operational performance in the Middle East. North America adjusted EBITDA was largely unchanged versus the prior quarter. Adjusted EBITDA margin increased 100 basis points to 14.3 percent.
Inbound orders for the quarter were $317.1 million, a sequential decrease of 4.7 percent. Backlog ended the period at $1,157.1 million.

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Corporate and Other Items (three months ended September 30, 2023)
Corporate expense was $24.7 million. Excluding charges of $0.4 million, corporate expense was $24.3 million.
Foreign exchange loss was $46.4 million.
Net interest expense was $26.7 million.
The provision for income taxes was $19.5 million.
Total depreciation and amortization was $93.3 million.
Cash provided by operating activities from continuing operations was $221.9 million. Capital expenditures were $43.6 million. Free cash flow from continuing operations was $178.3 million (Exhibit 11).
In August, the Company completed the sale of the Apache II pipelay vessel for net cash proceeds of $54.4 million.
The Company ended the period with cash and cash equivalents of $690.9 million; net debt declined $194.1 million to $649.9 million (Exhibit 10).
During the quarter, the Company repurchased 2.7 million of its ordinary shares for total consideration of $50.1 million. When including the dividend payment of $21.8 million, total shareholder distributions in the quarter were $71.9 million. For the nine months ended September 30, 2023, the Company’s total shareholder distributions were $171.9 million.

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2023 Full-Year Financial Guidance1
The Company’s full-year guidance for 2023 can be found in the table below. No updates were made to the previous guidance that was issued on February 23, 2023.

2023 Guidance (As of February 23, 2023)

Subsea	Surface Technologies
Revenue in a range of $5.9 - 6.3 billion	Revenue in a range of $1.3 - 1.45 billion

Adjusted EBITDA margin in a range of 12.5 - 13.5%	Adjusted EBITDA margin in a range of 12 - 14%

TechnipFMC
Corporate expense, net $100 - 110 million
(includes depreciation and amortization of ~$5 million; excludes charges and credits)

Net interest expense $100 - 110 million

Tax provision, as reported $155 - 165 million

Capital expenditures approximately $250 million

Free cash flow[2] $225 - 375 million

1 Our guidance measures of adjusted EBITDA, adjusted EBITDA margin, free cash flow, and adjusted corporate expense, net are non-GAAP financial measures. We are unable to provide a reconciliation to comparable GAAP financial measures on a forward-looking basis without unreasonable effort because of the unpredictability of the individual components of the most directly comparable GAAP financial measure and the variability of items excluded from each such measure. Such information may have a significant, and potentially unpredictable, impact on our future financial results.
2 Free cash flow is calculated as cash flow from operations less capital expenditures.

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Teleconference
The Company will host a teleconference on Thursday, October 26, 2023 to discuss the third quarter 2023 financial results. The call will begin at 1:30 p.m. London time (8:30 a.m. New York time). Webcast access and an accompanying presentation can be found at www.TechnipFMC.com.
An archived audio replay will be available after the event at the same website address. In the event of a disruption of service or technical difficulty during the call, information will be posted on our website.

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###
About TechnipFMC

TechnipFMC is a leading technology provider to the traditional and new energy industries; delivering fully integrated projects, products, and services.

With our proprietary technologies and comprehensive solutions, we are transforming our clients’ project economics, helping them unlock new possibilities to develop energy resources while reducing carbon intensity and supporting their energy transition ambitions.

Organized in two business segments — Subsea and Surface Technologies — we will continue to advance the industry with our pioneering integrated ecosystems (such as iEPCI™, iFEED™ and iComplete™), technology leadership and digital innovation.

Each of our approximately 21,000 employees is driven by a commitment to our clients’ success, and a culture of strong execution, purposeful innovation, and challenging industry conventions.

TechnipFMC uses its website as a channel of distribution of material company information. To learn more about how we are driving change in the industry, go to www.TechnipFMC.com and follow us on X (formerly Twitter) @TechnipFMC.

This communication contains “forward-looking statements” as defined in Section 27A of the United States Securities Act of 1933, as amended, and Section 21E of the United States Securities Exchange Act of 1934, as amended. Forward-looking statements usually relate to future events, market growth and recovery, earnings, cash flows, or other aspects of our operations or operating results. Forward-looking statements are often identified by words such as “commit,” “guidance,” “confident,” “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could,” “may,” “will,” “likely,” “predicated,” “estimate,” “outlook” and similar expressions, including the negative thereof. The absence of these words, however, does not mean that the statements are not forward-looking. These forward-looking statements are based on our current expectations, beliefs, and assumptions concerning future developments and business conditions and their potential effect on us. While management believes these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. All of our forward-looking statements involve risks and uncertainties (some of which are significant or beyond our control) and assumptions that could cause future results to differ materially from our historical experience and our present expectations or projections, including unpredictable trends in the demand for and price of crude oil and natural gas; competition and unanticipated changes relating to competitive factors in our industry, including ongoing industry consolidation; the COVID-19 pandemic and any resurgence thereof; our inability to develop, implement and protect new technologies and services and intellectual property related thereto, including new technologies and services for our New Energy business; the cumulative loss of major contracts, customers or alliances and unfavorable credit and commercial terms of certain contracts; disruptions in the political, regulatory, economic and social conditions of the countries in which we conduct business including the impact of the Russia-Ukraine and Israel-Hamas wars; the refusal of DTC to act as depository agency for our shares; the impact of our existing and future indebtedness and the restrictions on our operations by terms of the agreements governing our existing indebtedness; the risks caused by our acquisition and divestiture activities; additional costs or risks from increasing scrutiny and expectations regarding ESG matters; uncertainties related to our investments in New Energy business; the risks caused by fixed-price contracts; our failure to timely deliver our backlog; our reliance on subcontractors, suppliers and our joint venture partners; a failure or breach of our IT infrastructure or that of our subcontractors, suppliers or joint venture partners, including as a result of cyber-attacks; risks of pirates endangering our maritime employees and assets; any delays and cost overruns of new capital asset construction projects for vessels and manufacturing facilities; potential liabilities inherent in the industries in which we operate or have operated; our failure to comply with existing and future laws and regulations,

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including those related to environmental protection, climate change, health and safety, labor and employment, import/export controls, currency exchange, bribery and corruption, taxation, privacy, data protection and data security; the additional restrictions on dividend payouts or share repurchases as an English public limited company; uninsured claims and litigation against us; tax laws, treaties and regulations and any unfavorable findings by relevant tax authorities; potential departure of our key managers and employees; adverse seasonal and weather conditions and unfavorable currency exchange rates; risk in connection with our defined benefit pension plan commitments; and our inability to obtain sufficient bonding capacity for certain contracts, and other risks as discussed in Part I, Item 1A, “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and our other reports subsequently filed with the Securities and Exchange Commission.

We caution you not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any of our forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise, except to the extent required by law.

Contacts

Investor relations

Matt Seinsheimer
Senior Vice President, Investor Relations and Corporate Development
Tel: +1 281 260 3665
Email: Matt Seinsheimer

James Davis
Director, Investor Relations
Tel: +1 281 260 3665
Email: James Davis
Media relations Catie Tuley Director, Public Relations Tel: +1 281 591 5405 Email: Catie Tuley David Willis Senior Manager, Public Relations Tel: +44 7841 492988 Email: David Willis

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Exhibit 1
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share data)

	(Unaudited)
	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2023	2023	2022	2023	2022

Revenue	$2,056.9	$1,972.2	$1,733.0	$5,746.5	$5,006.0
Costs and expenses	1,896.1	1,813.7	1,652.2	5,376.2	4,837.8
	160.8	158.5	80.8	370.3	168.2

Other income (expense), net	(20.9)	(181.2)	3.5	(189.2)	57.0
Loss from investment in Technip Energies	—	—	—	—	(27.7)

Income (loss) before net interest expense and income taxes	139.9	(22.7)	84.3	181.1	197.5
Net interest expense	(26.7)	(30.3)	(30.9)	(75.7)	(92.5)
Loss on early extinguishment of debt	—	—	—	—	(29.8)

Income (loss) before income taxes	113.2	(53.0)	53.4	105.4	75.2
Provision for income taxes	19.5	43.3	42.7	100.2	91.0

Income (loss) from continuing operations	93.7	(96.3)	10.7	5.2	(15.8)
(Income) loss from continuing operations attributable to non-controlling interests	(3.7)	9.1	(5.7)	(2.0)	(19.4)
Income (loss) from continuing operations attributable to TechnipFMC plc	90.0	(87.2)	5.0	3.2	(35.2)

Loss from discontinued operations	—	—	(15.3)	—	(34.7)
Net income (loss) attributable to TechnipFMC plc	$90.0	$(87.2)	$(10.3)	$3.2	$(69.9)

Earnings (loss) per share from continuing operations
Basic	$0.21	$(0.20)	$0.01	$0.01	$(0.08)
Diluted	$0.20	$(0.20)	$0.01	$0.01	$(0.08)

Earnings (loss) per share from discontinued operations
Basic and diluted	$0.00	$0.00	$(0.03)	$0.00	$(0.08)

Earnings (loss) per share attributable to TechnipFMC plc
Basic	$0.21	$(0.20)	$(0.02)	$0.01	$(0.16)
Diluted	$0.20	$(0.20)	$(0.02)	$0.01	$(0.16)

Weighted average shares outstanding:
Basic	436.9	440.1	450.1	439.7	451.1
Diluted	450.3	440.1	458.1	452.9	451.1

Cash dividends declared per share	$0.05	$—	$—	$0.05	$—

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Exhibit 2
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
BUSINESS SEGMENT DATA
(In millions)

	(Unaudited)
	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2023	2023	2022	2023	2022
Segment revenue
Subsea	$1,708.3	$1,618.4	$1,415.0	$4,714.3	$4,118.7
Surface Technologies	348.6	353.8	318.0	1,032.2	887.3
Total segment revenue	$2,056.9	$1,972.2	$1,733.0	$5,746.5	$5,006.0

Segment operating profit
Subsea	$177.7	$153.4	$105.0	$397.9	$256.1
Surface Technologies	33.3	25.7	19.0	81.4	32.7
Total segment operating profit	211.0	179.1	124.0	479.3	288.8

Corporate items
Corporate expense(1)	$(24.7)	$(153.5)	$(25.2)	$(205.6)	$(76.7)
Net interest expense and loss on early extinguishment of debt	(26.7)	(30.3)	(30.9)	(75.7)	(122.3)
Loss from investment in Technip Energies	—	—	—	—	(27.7)
Foreign exchange gains (losses)	(46.4)	(48.3)	(14.5)	(92.6)	13.1
Total corporate items	(97.8)	(232.1)	(70.6)	(373.9)	(213.6)

Income (loss) before income taxes(2)	$113.2	$(53.0)	$53.4	$105.4	$75.2

(1)    Corporate expense primarily includes the non-recurring legal settlement charge, corporate staff expenses, share-based compensation expenses, and other employee benefits.
(2)    Includes amounts attributable to non-controlling interests.

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Exhibit 3
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
BUSINESS SEGMENT DATA
(In millions, unaudited)

	Three Months Ended			Nine Months Ended
Inbound Orders (1)	September 30,	June 30,	September 30,	September 30,
	2023	2023	2022	2023	2022

Subsea	$1,828.0	$4,114.5	$1,400.8	$8,479.0	$5,222.4
Surface Technologies	317.1	332.8	449.2	972.3	1,014.2
Total inbound orders	$2,145.1	$4,447.3	$1,850.0	$9,451.3	$6,236.6

Order Backlog (2)	September 30, 2023	June 30, 2023	September 30, 2022

Subsea	$12,073.6	$12,088.5	$7,603.2
Surface Technologies	1,157.1	1,190.1	1,237.8
Total order backlog	$13,230.7	$13,278.6	$8,841.0

(1)    Inbound orders represent the estimated sales value of confirmed customer orders received during the reporting period.
(2)    Order backlog is calculated as the estimated sales value of unfilled, confirmed customer orders at the reporting date.

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Exhibit 4
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)

	(Unaudited)
	September 30, 2023	December 31, 2022

Cash and cash equivalents	$690.9	$1,057.1
Trade receivables, net	1,324.4	966.5
Contract assets, net	1,204.6	981.6
Inventories, net	1,158.5	1,039.7
Other current assets	916.9	943.8
Total current assets	5,295.3	4,988.7

Property, plant and equipment, net	2,240.0	2,354.9
Intangible assets, net	650.1	716.0
Other assets	1,338.9	1,384.7
Total assets	$9,524.3	$9,444.3

Short-term debt and current portion of long-term debt	$407.3	$367.3
Accounts payable, trade	1,537.7	1,282.8
Contract liabilities	1,237.9	1,156.4
Other current liabilities	1,273.3	1,367.8
Total current liabilities	4,456.2	4,174.3

Long-term debt, less current portion	933.5	999.3
Other liabilities	1,024.6	994.0
TechnipFMC plc stockholders’ equity	3,068.2	3,240.2
Non-controlling interests	41.8	36.5
Total liabilities and equity	$9,524.3	$9,444.3

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Exhibit 5
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions, unaudited)

(In millions)	Three Months Ended September 30,	Nine Months Ended September 30,
	2023	2023	2022
Cash provided (required) by operating activities
Net income (loss)	$93.7	$5.2	$(50.5)
Net loss from discontinued operations	—	—	34.7
Adjustments to reconcile income (loss) from continuing operations to cash provided (required) by operating activities
Depreciation and amortization	93.3	283.3	284.4
Loss from investment in Technip Energies	—	—	27.7
Income from equity affiliates, net of dividends received	(20.5)	(35.9)	(23.1)
Loss on early extinguishment of debt	—	—	29.8
Other non-cash items, net	20.2	32.1	79.9
Working capital(1)	40.1	(246.7)	(623.0)
Other non-current assets and liabilities, net	(4.9)	(46.1)	25.8
Cash provided (required) by operating activities	221.9	(8.1)	(214.3)

Cash provided (required) by investing activities
Capital expenditures	(43.6)	(153.7)	(94.3)
Proceeds from sales of assets	54.4	75.3	13.4
Proceeds from sale of investment in Technip Energies	—	—	288.5
Other investing activities	5.1	14.9	5.7
Cash provided (required) by investing activities	15.9	(63.5)	213.3

Cash required by financing activities
Net decrease in short-term debt	(12.1)	(38.2)	(204.7)
Cash settlement for derivative hedging debt	—	(30.1)	(64.4)
Net change in revolving credit facility	(50.0)	—	150.0
Repayments of long-term debt	—	—	(451.7)
Dividends paid	(21.8)	(21.8)	—
Share repurchases	(50.1)	(150.1)	(50.1)
Other financing activities	(0.9)	(36.5)	(5.9)
Cash required by financing activities	(134.9)	(276.7)	(626.8)
Effect of changes in foreign exchange rates on cash and cash equivalents	2.8	(17.9)	11.9
Change in cash and cash equivalents	105.7	(366.2)	(615.9)
Cash and cash equivalents, beginning of period	585.2	1,057.1	1,327.4
Cash and cash equivalents, end of period	$690.9	$690.9	$711.5
(1)    Working capital includes receivables, payables, inventories and other current assets and liabilities.

TechnipFMC.com	Page 15 of 26

Exhibit 6
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

In addition to financial results determined in accordance with U.S. generally accepted accounting principles (GAAP), the third quarter 2023 Earnings Release also includes non-GAAP financial measures (as defined in Item 10 of Regulation S-K of the Securities Exchange Act of 1934, as amended) and describes performance on a year-over-year or sequential basis. Income (loss) from continuing operations attributable to TechnipFMC plc, excluding charges and credits, as well as measures derived from it (including Diluted EPS, excluding charges and credits; Income before net interest expense and taxes, excluding charges and credits (“Adjusted Operating profit”); Depreciation and amortization, excluding charges and credits; Earnings before net interest expense, income taxes, depreciation and amortization, excluding charges and credits (“Adjusted EBITDA”); and Adjusted EBITDA, excluding foreign exchange gains or losses, net; Adjusted EBITDA margin; Adjusted EBITDA margin, excluding foreign exchange, net; Corporate expense, excluding charges and credits; Foreign exchange, net and other, excluding charges and credits; and net debt) are non-GAAP financial measures.

Non-GAAP adjustments are presented on a gross basis and are not net of tax. Estimates of the tax effect of each adjustment is calculated item by item, applying the relevant jurisdiction tax rate to the pretax amount, unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate, tax treatment or valuation allowance consideration, in which case the tax effect of such item is estimated accordingly.
Management believes that the exclusion of charges, credits and foreign exchange impacts from these financial measures provides a useful perspective on the Company’s underlying business results and operating trends, and a means to evaluate TechnipFMC's operations and consolidated results of operations period-over-period. These measures are also used by management as performance measures in determining certain incentive compensation. The foregoing non-GAAP financial measures should be considered by investors in addition to, not as a substitute for or superior to, other measures of financial performance prepared in accordance with GAAP. The following is a reconciliation of the most comparable financial measures under GAAP to the non-GAAP financial measures.

	Three Months Ended
	September 30, 2023
	Income from continuing operations attributable to TechnipFMC plc	Income attributable to non-controlling interests from continuing operations	Provision for income taxes	Net interest expense	Income before net interest expense and income taxes (Operating profit)	Depreciation and amortization	Earnings before net interest expense, income taxes, depreciation and amortization (EBITDA)
TechnipFMC plc, as reported	$90.0	$3.7	$19.5	$26.7	$139.9	$93.3	$233.2

Charges and (credits):
Impairment	2.0	—	—	—	2.0	—	2.0
Restructuring and other charges	1.7	—	0.6	—	2.3	—	2.3
Adjusted financial measures	$93.7	$3.7	$20.1	$26.7	$144.2	$93.3	$237.5

Diluted earnings per share from continuing operations attributable to TechnipFMC plc, as reported	$0.20
Adjusted diluted earnings per share from continuing operations attributable to TechnipFMC plc	$0.21

TechnipFMC.com	Page 16 of 26

Exhibit 6
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

	Three Months Ended
	June 30, 2023
	Income (loss) from continuing operations attributable to TechnipFMC plc	Loss attributable to non-controlling interests from continuing operations	Provision for income taxes	Net interest expense	Income (loss) before net interest expense and income taxes (Operating profit)	Depreciation and amortization	Earnings before net interest expense, income taxes, depreciation and amortization (EBITDA)
TechnipFMC plc, as reported	$(87.2)	$(9.1)	$43.3	$30.3	$(22.7)	$97.0	$74.3

Charges and (credits):
Restructuring and other charges	4.7	—	0.4	—	5.1	—	5.1
Non-recurring legal settlement charges *	126.5	—	—	—	126.5	—	126.5
Adjusted financial measures	$44.0	$(9.1)	$43.7	$30.3	$108.9	$97.0	$205.9

Diluted loss per share from continuing operations attributable to TechnipFMC plc, as reported	$(0.20)
Adjusted diluted earnings per share from continuing operations attributable to TechnipFMC plc	$0.10

*The non-recurring legal settlement charges reflect the impact of the resolution of all outstanding matters with the PNF (reference to Note 13 of the 10-Q). For taxation purposes the charges are treated as a penalty and as such, do not trigger tax charges or benefits.

	Three Months Ended
	September 30, 2022
	Income from continuing operations attributable to TechnipFMC plc	Income attributable to non-controlling interests from continuing operations	Provision for income taxes	Net interest expense and loss on early extinguishment of debt	Income before net interest expense and income taxes (Operating profit)	Depreciation and amortization	Earnings before net interest expense, income taxes, depreciation and amortization (EBITDA)
TechnipFMC plc, as reported	$5.0	$5.7	$42.7	$30.9	$84.3	$94.5	$178.8

Charges and (credits):
Impairment	3.6	—	—	—	3.6	—	3.6
Restructuring and other charges	4.1	—	(0.9)	—	3.2	—	3.2
Adjusted financial measures	$12.7	$5.7	$41.8	$30.9	$91.1	$94.5	$185.6

Diluted earnings per share from continuing operations attributable to TechnipFMC plc, as reported	$0.01
Adjusted diluted earnings per share from continuing operations attributable to TechnipFMC plc	$0.03

TechnipFMC.com	Page 17 of 26

Exhibit 7
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

In addition to financial results determined in accordance with U.S. generally accepted accounting principles (GAAP), the third quarter 2023 Earnings Release also includes non-GAAP financial measures (as defined in Item 10 of Regulation S-K of the Securities Exchange Act of 1934, as amended) and describes performance on a year-over-year or sequential basis. Income (loss) from continuing operations attributable to TechnipFMC plc, excluding charges and credits, as well as measures derived from it (including diluted income (loss) per share from continuing operations attributable to TechnipFMC plc, excluding charges and credits); Income before net interest expense and taxes, excluding charges and credits (Adjusted Operating profit); Depreciation and amortization, excluding charges and credits; Earnings before net interest expense, income taxes, depreciation and amortization, excluding charges and credits (Adjusted EBITDA and Adjusted EBITDA, excluding foreign exchange, net); Adjusted EBITDA margin; Adjusted EBITDA margin, excluding foreign exchange, net; Corporate expense, excluding charges and credits; Foreign exchange, net and other, excluding charges and credits; and net debt, or cash are non-GAAP financial measures.

Non-GAAP adjustments are presented on a gross basis and are not net of tax. Estimates of the tax effect of each adjustment is calculated item by item, applying the relevant jurisdiction tax rate to the pretax amount, unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate, tax treatment or valuation allowance consideration, in which case the tax effect of such item is estimated accordingly.
Management believes that the exclusion of charges, credits and foreign exchange impacts from these financial measures provides a useful perspective on the Company’s underlying business results and operating trends, and a means to evaluate TechnipFMC's operations and consolidated results of operations period-over-period. These measures are also used by management as performance measures in determining certain incentive compensation. The foregoing non-GAAP financial measures should be considered by investors in addition to, not as a substitute for or superior to, other measures of financial performance prepared in accordance with GAAP. The following is a reconciliation of the most comparable financial measures under GAAP to the non-GAAP financial measures.

	Nine Months Ended
	September 30, 2023
	Income from continuing operations attributable to TechnipFMC plc	Income attributable to non-controlling interests from continuing operations	Provision for income taxes	Net interest expense	Income before net interest expense and income taxes (Operating profit)	Depreciation and amortization	Earnings before net interest expense, income taxes, depreciation and amortization (EBITDA)
TechnipFMC plc, as reported	$3.2	$2.0	$100.2	$75.7	$181.1	$283.3	$464.4

Charges and (credits):
Impairment	2.0	—	—	—	2.0	—	2.0
Restructuring and other charges	7.0	—	1.0	—	8.0	—	8.0
Non-recurring legal settlement charges *	126.5	—	—		126.5	—	126.5
Adjusted financial measures	$138.7	$2.0	$101.2	$75.7	$317.6	$283.3	$600.9

Diluted earnings per share from continuing operations attributable to TechnipFMC plc, as reported	$0.01
Adjusted diluted earnings per share from continuing operations attributable to TechnipFMC plc	$0.31
*The non-recurring legal settlement charges reflect the impact of the resolution of all outstanding matters with the PNF (reference to Note 13 of the 10-Q). For taxation purposes the charges are treated as a penalty and as such, do not trigger tax charges or benefits.

TechnipFMC.com	Page 18 of 26

Exhibit 7
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

	Nine Months Ended
	September 30, 2022
	Income (loss) from continuing operations attributable to TechnipFMC plc	Income attributable to non-controlling interests from continuing operations	Provision for income taxes	Net interest expense and loss on early extinguishment of debt	Income before net interest expense and income taxes (Operating profit)	Depreciation and amortization	Earnings before net interest expense, income taxes, depreciation and amortization (EBITDA)
TechnipFMC plc, as reported	$(35.2)	$19.4	$91.0	$122.3	$197.5	$284.4	$481.9

Charges and (credits):
Impairment	4.7	—	—	—	4.7	—	4.7
Restructuring and other charges	10.9	—	0.4	—	11.3	—	11.3
Loss from Investment in Technip Energies **	27.7	—	—	—	27.7	—	27.7
Adjusted financial measures	$8.1	$19.4	$91.4	$122.3	$241.2	$284.4	$525.6

Diluted loss per share from continuing operations attributable to TechnipFMC plc, as reported	$(0.08)
Adjusted diluted earnings per share from continuing operations attributable to TechnipFMC plc	$0.02
**The charges reflect the net mark-to-market valuation, on the Company’s investment in Technip Energies and the gains and losses resulting from sale transactions of the investment. Gains and losses of the sales were recorded in a UK entity and treated as tax exempt with zero tax effect.

TechnipFMC.com	Page 19 of 26

Exhibit 8
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

	Three Months Ended
	September 30, 2023
	Subsea	Surface Technologies	Corporate Expense	Foreign Exchange, net	Total
Revenue	$1,708.3	$348.6	$—	$—	$2,056.9

Operating profit (loss), as reported (pre-tax)	$177.7	$33.3	$(24.7)	$(46.4)	$139.9

Charges and (credits):
Impairment	1.6	—	0.4	—	2.0
Restructuring and other charges	1.7	0.6	—	—	2.3
Subtotal	3.3	0.6	0.4	—	4.3

Adjusted Operating profit (loss)	181.0	33.9	(24.3)	(46.4)	144.2

Depreciation and amortization	76.8	16.0	0.5	—	93.3

Adjusted EBITDA	$257.8	$49.9	$(23.8)	$(46.4)	$237.5

Foreign exchange, net	0.0	0.0	0.0	46.4	46.4

Adjusted EBITDA, excluding foreign exchange, net	$257.8	$49.9	$(23.8)	$—	$283.9

Operating profit margin, as reported	10.4%	9.6%			6.8%

Adjusted Operating profit margin	10.6%	9.7%			7.0%

Adjusted EBITDA margin	15.1%	14.3%			11.5%

Adjusted EBITDA margin, excluding foreign exchange, net	15.1%	14.3%			13.8%

TechnipFMC.com	Page 20 of 26

Exhibit 8
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

	Three Months Ended
	June 30, 2023
	Subsea	Surface Technologies	Corporate Expense	Foreign Exchange, net	Total
Revenue	$1,618.4	$353.8	$—	$—	$1,972.2

Operating profit (loss), as reported (pre-tax)	$153.4	$25.7	$(153.5)	$(48.3)	$(22.7)

Charges and (credits):
Restructuring and other charges	0.5	4.6	—	—	5.1
Non recurring legal settlement charges	—	—	126.5	—	126.5
Subtotal	0.5	4.6	126.5	—	131.6

Adjusted Operating profit (loss)	153.9	30.3	(27.0)	(48.3)	108.9

Depreciation and amortization	79.9	16.6	0.5	—	97.0

Adjusted EBITDA	$233.8	$46.9	$(26.5)	$(48.3)	$205.9

Foreign exchange, net	—	—	—	48.3	48.3

Adjusted EBITDA, excluding foreign exchange, net	$233.8	$46.9	$(26.5)	$—	$254.2

Operating profit margin, as reported	9.5%	7.3%			-1.2%

Adjusted Operating profit margin	9.5%	8.6%			5.5%

Adjusted EBITDA margin	14.4%	13.3%			10.4%

Adjusted EBITDA margin, excluding foreign exchange, net	14.4%	13.3%			12.9%

TechnipFMC.com	Page 21 of 26

Exhibit 8
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

	Three Months Ended
	September 30, 2022
	Subsea	Surface Technologies	Corporate Expense	Foreign Exchange, net	Total
Revenue	$1,415.0	$318.0	$—	$—	$1,733.0

Operating profit (loss), as reported (pre-tax)	$105.0	$19.0	$(25.2)	$(14.5)	$84.3

Charges and (credits):
Impairment	1.9	1.7	—	—	3.6
Restructuring and other charges	1.4	1.8	—	—	3.2
Subtotal	3.3	3.5	—	—	6.8

Adjusted Operating profit (loss)	108.3	22.5	(25.2)	(14.5)	91.1

Depreciation and amortization	75.5	18.3	0.7	—	94.5

Adjusted EBITDA	$183.8	$40.8	$(24.5)	$(14.5)	$185.6

Foreign exchange, net	—	—	—	14.5	14.5

Adjusted EBITDA, excluding foreign exchange, net	$183.8	$40.8	$(24.5)	$—	$200.1

Operating profit margin, as reported	7.4%	6.0%			4.9%

Adjusted Operating profit margin	7.7%	7.1%			5.3%

Adjusted EBITDA margin	13.0%	12.8%			10.7%

Adjusted EBITDA margin, excluding foreign exchange, net	13.0%	12.8%			11.5%

TechnipFMC.com	Page 22 of 26

Exhibit 9
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

	Nine Months Ended
	September 30, 2023
	Subsea	Surface Technologies	Corporate Expense	Foreign Exchange, net	Total
Revenue	$4,714.3	$1,032.2	$—	$—	$5,746.5

Operating profit (loss), as reported (pre-tax)	$397.9	$81.4	$(205.6)	$(92.6)	$181.1

Charges and (credits):
Impairment	1.6	—	0.4	—	2.0
Restructuring and other charges	2.1	5.9	—	—	8.0
Non-recurring legal settlement charges	—	—	126.5	—	126.5
Subtotal	3.7	5.9	126.9	—	136.5

Adjusted operating profit (loss)	401.6	87.3	(78.7)	(92.6)	317.6

Depreciation and amortization	231.9	49.8	1.6	—	283.3

Adjusted EBITDA	$633.5	$137.1	$(77.1)	$(92.6)	$600.9

Foreign exchange, net	—	—	—	92.6	92.6

Adjusted EBITDA, excluding foreign exchange, net	$633.5	$137.1	$(77.1)	$—	$693.5

Operating profit margin, as reported	8.4%	7.9%			3.2%

Adjusted operating profit margin	8.5%	8.5%			5.5%

Adjusted EBITDA margin	13.4%	13.3%			10.5%

Adjusted EBITDA margin, excluding foreign exchange, net	13.4%	13.3%			12.1%

TechnipFMC.com	Page 23 of 26

Exhibit 9
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

	Nine Months Ended
	September 30, 2022
	Subsea	Surface Technologies	Corporate Expense	Foreign Exchange, net and Other	Total
Revenue	$4,118.7	$887.3	$—	$—	$5,006.0

Operating loss, as reported (pre-tax)	$256.1	$32.7	$(76.7)	$(14.6)	$197.5

Charges and (credits):
Impairment	1.9	2.8	—	—	4.7
Restructuring and other charges	0.6	7.7	3.0	—	11.3
Loss from investment in Technip Energies	—	—	—	27.7	27.7
Subtotal	2.5	10.5	3.0	27.7	43.7

Adjusted operating profit (loss)	258.6	43.2	(73.7)	13.1	241.2

Depreciation and amortization	230.2	52.0	2.2	—	284.4

Adjusted EBITDA	$488.8	$95.2	$(71.5)	$13.1	$525.6

Foreign exchange, net	—	—	—	(13.1)	(13.1)

Adjusted EBITDA, excluding foreign exchange, net	$488.8	$95.2	$(71.5)	$—	$512.5

Operating profit margin, as reported	6.2%	3.7%			3.9%

Adjusted operating profit margin	6.3%	4.9%			4.8%

Adjusted EBITDA margin	11.9%	10.7%			10.5%

Adjusted EBITDA margin, excluding foreign exchange, net	11.9%	10.7%			10.2%

TechnipFMC.com	Page 24 of 26

Exhibit 10
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

	September 30,	June 30,	September 30,
	2023	2023	2022
Cash and cash equivalents	$690.9	$585.2	$711.5
Short-term debt and current portion of long-term debt	(407.3)	(429.5)	(231.9)
Long-term debt, less current portion	(933.5)	(999.7)	(1,134.9)
Net debt	$(649.9)	$(844.0)	$(655.3)

Net (debt) cash is a non-GAAP financial measure reflecting cash and cash equivalents, net of debt. Management uses this non-GAAP financial measure to evaluate our capital structure and financial leverage. We believe net debt, or net cash, is a meaningful financial measure that may assist investors in understanding our financial condition and recognizing underlying trends in our capital structure. Net (debt) cash should not be considered an alternative to, or more meaningful than, cash and cash equivalents as determined in accordance with U.S. GAAP or as an indicator of our operating performance or liquidity.

TechnipFMC.com	Page 25 of 26

Exhibit 11
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

	Three Months Ended September 30,	Nine Months Ended September 30,
	2023	2023	2022
Cash provided (required) by operating activities from continuing operations	$221.9	$(8.1)	$(214.3)
Capital expenditures	(43.6)	(153.7)	(94.3)
Free cash flow (deficit) from continuing operations	$178.3	$(161.8)	$(308.6)

Free cash flow (deficit) from continuing operations, is a non-GAAP financial measure and is defined as cash provided (required) by operating activities less capital expenditures. Management uses this non-GAAP financial measure to evaluate our financial condition. We believe from continuing operations, free cash flow (deficit) from continuing operations is a meaningful financial measure that may assist investors in understanding our financial condition and results of operations.

TechnipFMC.com	Page 26 of 26